EXHIBIT 99.1



Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
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In connection with the Quarterly Report on Form 10-Q of PrimeSource  Healthcare,
Inc. (the "Company") for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Bradford C. Walker, as President and Chief Executive Officer of the Company, and Shaun McMeans, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





/s/ BRADFORD C. WALKER
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Name:   Bradford C. Walker
Title:  President and Chief Executive Officer
Date:   May 14, 2003



/s/ SHAUN MCMEANS
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Name:   Shaun McMeans
Title:  Chief Financial Officer
Date:   May 14, 2003



This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.


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